Exhibit 10.25

FORM OF WAIVER AGREEMENT NO. 9

TO CREDIT AGREEMENT

This WAIVER AGREEMENT NO. 9 TO CREDIT AGREEMENT (this “Waiver”), dated as of January 23, 2006, is made among Sabine Pass LNG, L.P., a Delaware limited partnership (the “Borrower”), Société Générale, in its capacity as administrative agent for the Lenders (the “Agent”), HSBC Bank USA, National Association, in its capacity as collateral agent for the Lenders (the “Collateral Agent”) and the Lenders party to the Credit Agreement (as defined below).

WITNESSETH

WHEREAS, the Borrower, the Agent and the Collateral Agent are party to a Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), pursuant to which the lenders from time to time party thereto (the “Lenders”) have agreed to make loans to the Borrower in an aggregate principal amount of up to $822,000,000;

WHEREAS, the Borrower and Chevron U.S.A. Inc. (“Chevron U.S.A.”) have entered into a Terminal Use Agreement (as amended, modified and supplemented and in effect from time to time, the “Chevron TUA”) setting forth the terms of the purchase and provision of terminalling services between the Borrower and Chevron U.S.A.;

WHEREAS, ChevronTexaco Corporation (“ChevronTexaco”) has executed in favor of the Borrower a Guarantee dated December 15, 2004, setting forth the terms of the unconditional and irrevocable guaranty by ChevronTexaco of the payment obligations of the Chevron U.S.A. pursuant to the Chevron TUA;

WHEREAS, as a condition precedent to the Funding Date, the Borrower is required to provide to the Agent, a certificate of an Authorized Officer of ChevronTexaco and the Chevron U.S.A. (the “Certificates”) certifying that the Guarantee and the Chevron TUA, respectively, are in full force and effect;

WHEREAS, pursuant to a waiver request letter (the “Waiver Request Letter”) attached hereto as Exhibit A, the Borrower has requested a waiver of the requirements of Section 6.02(i)(i) and (ii) of the Credit Agreement to deliver the Certificates in order to meet the conditions precedent to the Funding Date.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned

Waiver No. 9

to such terms in the Credit Agreement and the principles of interpretation set forth therein shall apply herein.

Section 2. Waiver. Subject to the satisfaction of the condition set forth in Section 3 hereof, the Agent, acting with the consent of each Lender, hereby waives compliance with the requirements of Section 6.02(i)(i) and (ii) of the Credit Agreement to deliver the Certificates as a condition precedent to the Funding Date.

Section 3. Condition Precedent. This Waiver shall become effective on the date on which the Agent has received counterparts of this Waiver duly executed and delivered by the Borrower.

Section 4. Miscellaneous.

(a) Limited Waiver.

(i) Except as expressly consented to hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Financing Documents shall remain unchanged and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

(ii) The waiver set forth herein shall be limited precisely as provided for herein to the provisions expressly waived and shall not be deemed to be a waiver of any right, power or remedy of any Lender, the Agent or the Collateral Agent under, or a waiver of, consent to or modification of, any other term or provision of the Credit Agreement, any other Financing Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the other Financing Documents.

(iii) Except as provided in Section 2 hereof, nothing contained in this Waiver shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Waiver.

(b) Financing Document. This Waiver shall be deemed to be a Financing Document referred to in the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Counterparts; Integration; Effectiveness. This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party hereto may execute this Waiver by signing any such counterpart.

(d) Costs and Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation and delivery of this Waiver and such other related documents.

Waiver No. 9

(e) Governing Law. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Waiver No. 9

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P., as Borrower

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

Address for Notices:

717 Texas Avenue, Suite 3100 Houston, TX 77002 Attn: Treasurer

Waiver No. 9

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Edward J. Grimm
Name: Edward J. Grimm
Title: Director

Address for Notices:

1221 Avenue of the Americas New York, NY 10020 Attn: Robert Preminger

Waiver No. 9

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Deirdra N. Ross
Name: Deirdra N. Ross
Title: Assistant Vice President

Address for Notices:

HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP One Liberty Place 1650 Market Street, Suite 4900 Philadelphia, PA 19103 Attn: Peter Tucci, Esq.

Waiver No. 9

Exhibit A

to Waiver No. 9

Consent Request Letter

Waiver No. 9

January 5, 2006

Societe Generale

1221 Avenue of the Americas

New York, NY 10020

Attn: Edward Grimm

Re:	Credit Agreement dated February 25, 2005 (the “Credit Agreement”) among Sabine Pass LNG, L.P. (“Sabine”), Societe Generale, as Agent, HSBC Bank USA, National Association, as Collateral Agent and the Lenders party thereto

Dear Mr. Grimm:

Reference is made to the captioned Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 6.02 of the Credit Agreement, Sabine hereby requests the consent of each Lender to waiver the requirement that Chevron U.S.A deliver an Anchor Tenant Certificate as required under Section 6.02(i) of the Credit Agreement.

Chevron U.S.A. has no contractual obligation under the Chevron TUA to deliver an Anchor Tenant Certificate. Chevron U.S.A. has informed the Borrower that its corporate practice is to only delivery certifications that it is contractually obligated to do so.

Sincerely,

SABINE PASS LNG, L.P.

By:	/s/ Graham A. McArthur
Graham A. McArthur Treasurer

SABINE PASS LNG, L.P.

717 Texas Avenue, Suite 3100 – Houston, Texas 77002 – (713) 659-1361 – Fax (713) 659-5459